THIRD AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

THIS THIRD AMENDMENT (the “Amendment”) to that certain Agreement and Plan of Merger (as amended, the “Agreement”), dated as of August 10, 2012, by and among Canwealth Minerals Corporation, a Delaware Corporation (“Canwealth”), USG1, Inc., a Delaware Corporation (“USG1”), and Kimi Royer, as representative of the USG1 Stockholders (the “Stockholder Representative”), is entered into as of October 5, 2015, by and among USG1 (now known as Canwealth Minerals Corporation) and the Stockholder Representative. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

WITNESSETH

WHEREAS, at the closing of the Merger on February 11, 2013: (i) Canwealth was merged with and into USG1 with USG1 continuing as the surviving entity in the Merger; (ii) the existing shares of Canwealth common stock were converted into Forty-Four Million One Hundred Sixty-Nine Thousand Two Hundred and Thirty-One (44,169,231) shares of USG1 Stock; and (iii) the USG1 Stockholders continued to hold an aggregate of Six Million Six Hundred Thousand (6,600,000) shares of USG1 Stock;

WHEREAS, contemporaneously with the closing of the Merger, USG1 changed its corporate name to “Canwealth Minerals Corporation”;

WHEREAS, pursuant to the Agreement, Canwealth is obligated to pay the Stockholder Representative an aggregate of Fifty Thousand Dollars ($50,000) (the “Merger Consideration”) to be distributed in accordance with the terms of the Agreement;

WHEREAS, pursuant to the Agreement, the Merger Consideration is payable as follows: (A) Ten Thousand Dollars ($10,000) upon a Registration Statement on Form S-1 filed by USG1 being declared effective by the Securities and Exchange Commission; and (B) Forty Thousand Dollars ($40,000) upon (i) the filing of a Form 15c2-11 by USG1, and (ii) the Shares of USG1 Stock being actively traded on a stock exchange or quotation service; and

WHEREAS, the purpose of this Amendment is to provide that payment of the Merger Consideration shall be made on or before June 30, 2016 and to clarify neither USG1, the Stockholder Representative nor any USG1 Stockholders shall have the right to void the Agreement or unwind the Merger for any reason.

NOW, THEREFORE, in consideration of mutual covenants and premises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1.	Section 1.01(iv) of the Agreement is hereby amended and restated in its entirety as follows:

“Merger Consideration. As consideration for the Merger, Canwealth shall pay to the Stockholder Representative an aggregate of Fifty Thousand Dollars ($50,000) (the “Merger Consideration”), who shall be solely responsible to distribute such Merger Consideration among the non-Dissenting Stockholders (the “Non-Dissenting Stockholders”) on a pro rata basis relative to the number of shares of USG1 Stock held by each such Non-Dissenting Stockholder prior to the Merger. The Merger Consideration shall be paid by Canwealth on or before June 30, 2016. The parties hereto hereby acknowledge and agree that the effectiveness of the Merger is in no way contingent upon payment of the Merger Consideration and neither USG1, the Stockholder Representative nor any USG1 Stockholders shall have the right to void this Agreement or unwind the Merger for any reason, including, but not limited to, nonpayment of the Merger Consideration.”

2.	Except as expressly amended hereby, all terms and provisions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in counterparts, which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Amendment by signing either such counterpart.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

Canwealth Minerals Corporation (f/k/a USG1, Inc.)

By: /s/ Garth McIntosh
Name: Garth McIntosh
Title: Chief Executive Officer

Kimi Royer, as Stockholder Representative
/s/ Kimi Royer